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                                                                     EXHIBIT 3.1



               MICHIGAN DEPARTMENT OF CONSUMER & INDUSTRY SERVICES
                          BUREAU OF COMMERCIAL SERVICES

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Date Received                 (FOR BUREAU USE ONLY)

                        This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.

Name

    Randy M. Awdish
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Address

    36th Floor, 100 Renaissance Center
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City                    State                   ZIP Code

    Detroit             MI                      48243
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                                                                 Effective Date:

       DOCUMENT WILL BE RETURNED TO THE NAME AND ADDRESS YOU ENTER ABOVE.
         IF LEFT BLANK DOCUMENT WILL BE MAILED TO THE REGISTERED OFFICE.

                       RESTATED ARTICLES OF INCORPORATION
                     FOR USE BY DOMESTIC PROFIT CORPORATIONS
           (Please read information and instructions on the last page)

     Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Articles:

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1.  The present name of the corporation is:

                           Aastrom Biosciences, Inc.
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2.  The identification number assigned by the Bureau is:

        529-456

3.  All former names of the corporation are:

        Ann Arbor Stromal, Inc.

4.  The date of filing the original Articles of Incorporation was:

        March 24, 1989

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     The following Restated Articles of Incorporation supersede the Article of
     Incorporation as amended and shall be the Articles of Incorporation for the corporation:

ARTICLE I
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The name of the corporation is:

     Aastrom Biosciences, Inc.

ARTICLE II
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The purpose or purposes for which the corporation is formed are:

     To engage in any activity within the purpose for which corporations may be organized under the Michigan Corporation Act.

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ARTICLE III
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The total authorized shares:

     Common Shares   100,000,000         Preferred shares   5,000,000

     A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

See Rider attached hereto and made a part hereof.

ARTICLE IV
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1.   The address of the registered office is:

     Domino's Farms Lobby L, 24 Frank Lloyd Wright Dr. Ann Arbor, Michigan 48105
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      (Street Address)                                  (City)        (ZIP Code)

2.   The mailing address of the registered office, if different than above:

     P.O. Box 376                                      Ann Arbor, Michigan 48106
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      (Street Address or P.O. Box)                      (City)        (ZIP Code)

3.   The name of the resident agent:      Michael Durski

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ARTICLE V (OPTIONAL. DELETE IF NOT APPLICABLE)
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ARTICLE VI (OPTIONAL. DELETE IF NOT APPLICABLE)
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ARTICLE VII (ADDITIONAL PROVISIONS, IF ANY, MAY BE INSERTED HERE; ATTACH
ADDITIONAL PAGES IF NEEDED.)

     See Rider attached hereto and made a part hereof.

5. COMPLETE SECTION (a) IF THE RESTATED ARTICLES WERE ADOPTED BY THE UNANIMOUS CONSENT OF THE INCORPORATOR(S) BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS; OTHERWISE, COMPLETE SECTION (b). DO NOT COMPLETE BOTH.

       a. [ ] These Restated Articles of Incorporation were duly adopted on the ____________ day of ____________, _________, in
                accordance with the provisions of Section 642 of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors.

                Signed this ____________ day of ____________, _________.

       _________________________________       _________________________________

       _________________________________       _________________________________
        (Signatures of Incorporators; Type or Print Name Under Each Signature)

       b. [X] These Restated Articles of Incorporation were duly adopted on the 9th day of September, 2002, in accordance with the provisions of Section 642 of the Act and: (check one of the following)

                [X] were duly adopted by the Board of Directors without a vote of the shareholders. These Restated Articles of Incorporation only restate and integrate and do not further amend the provisions of the Articles of Incorporation as heretofore amended and there is no material discrepancy between those provisions and the provisions of these Restated Articles.

                [ ] were duly adopted by the shareholders. The necessary number of shares as required by statute were voted in favor of these Restated Articles.

                [ ] were duly adopted by the written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 407(1) of the Act. Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.)

                [ ] were duly adopted by the written consent of all the shareholders entitled to vote in accordance with section 407(2) of the Act.

                [ ] by consents given by electronic transmissions in accordance with Section 407(3).

                            Signed this ________ day of ____________, __________

                            By _________________________________________________
                                 (Signature of an authorized officer or agent)

                            ____________________________________________________
                                            (Type or Print Name)


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Name of person or organization remitting fees:

        Pepper Hamilton LLP
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Preparer's name and business telephone number:

        Rene M.L. Hansemann
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        313-393-7452
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                          INFORMATION AND INSTRUCTIONS

1. The Restated Articles of Incorporation cannot be filed until this form, or a comparable document, is submitted. This form may be used to draft your Articles of Incorporation. A document required or permitted to be filed under the act cannot be filed unless it contains the minimum information required by the act. The format provided contains only the minimal information required to make the document fileable and may not meet your needs. This is a legal document and agency staff cannot provide legal advice.

2. Submit one original of this document. Upon filing, the document will be added to the records of the Bureau of Commercial Services. The original will be returned to your registered office address, unless you enter a different address in the box on the front of this document.

    Since the document will be maintained on electronic format, it is important that the filing be legible. Documents with poor black and white contrast, or otherwise illegible, will be rejected.

3. This document is to be used pursuant to sections 641 through 643 of Act 284, P.A. of 1972, for the purpose of restating the Articles of Incorporation of a domestic profit corporation. Restated articles of incorporation are an integration into a single instrument of the current provisions of the corporation's Articles of Incorporation, along with any desired amendments to those articles.

4. Item 2 - Enter the identification number previously assigned by the Bureau. If this number is unknown, leave it blank.

5. Item 5 - Restated Articles of Incorporation submitted before the first meeting of the Board of Directors may be adopted by all of the incorporators by completing Item 5(a). Restated Articles of Incorporation which do not amend the Articles of Incorporation may be adopted by the Board of Directors without a vote of the shareholders by completing Item 5(b). Restated Articles of Incorporation which amend the Articles of Incorporation require adoption by the shareholders by completing Item 5(b).

6. The duration of the corporation should be stated in the restated Articles of Incorporation only if not perpetual.

7. This document is effective on the date endorsed "filed" by the Bureau. A later effective date, no more than 90 days after the date of delivery, may be stated.

8.  This document must be signed by: (COMPLETE Item 5(a) or 5(b), BUT NOT BOTH)
    Item 5(a): a majority of the incorporators. Item 5(b): an authorized officer or agent.

9. FEES: Make remittance payable to the State of Michigan. Include corporation name on check or money order.

       NONREFUNDABLE FEE ............................................................................................   $10.00
       TOTAL MINIMUM FEE ............................................................................................   $10.00

       ADDITIONAL FEES DUE FOR INCREASED AUTHORIZED SHARES ARE:

         each additional 20,000 authorized shares or portion thereof ..................................   $     30.00
         maximum fee per filing for first 10,000,000 authorized shares ................................   $  5,000.00
         each additional 20,000 authorized shares or portion thereof in excess of 10,000,000 shares ...   $     30.00
         maximum fee per filing for authorized shares in excess of 10,000,000 shares ..................   $200,000.00

To submit by mail:

     Michigan Department of Consumer & Industry Services
     Bureau of Commercial Services - Corporation Division
     7150 Harris Drive
     P.O. Box 30054
     Lansing, MI 48909

To submit in person:

     6546 Mercantile Way
     Lansing, MI
     Telephone: (517) 241-6400

     Fees may be paid by VISA or Mastercard when delivered in person to our office.

MICH-ELF (Michigan Electronic Filing System):

First Time Users: Call (517) 241-6420, or visit our website at http://www.cis.state.mi.us/bcs/corp/

Customer with MICH-ELF Filer Account:  Send document to (517) 241-9845

The Department of Consumer & Industry Services will not discriminate against any individual or group because of race, sex, religion, age, national origin, color, marital status, disability or political beliefs. If you need help with reading, writing, hearing, etc., under the Americans with Disabilities Act, you may make your needs known to this agency.

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                              RIDER TO ARTICLE III

                                   ARTICLE III

PART A:  COMMON STOCK

        Section 1.  Voting Rights.

               a. One Vote Per Share. The holders of shares of Common Stock shall be entitled to one vote for each share so held with respect to all matters voted on by the holders of shares of Common Stock of the Corporation.

               b. Two-Thirds Consent. Consent of the holders of at least two-thirds (2/3) of the outstanding shares of Common Stock shall be required for
(i) any action which results in a consolidation or merger which would be treated as a liquidation, dissolution or winding up of the Corporation under Section 2 of this Part A of this Article III, or which results in the liquidation, sale or assignment of all or substantially all of the assets of the Corporation; (ii) any amendment to these Articles of Incorporation; or (iii) any amendment by the shareholders of the Corporation of the Bylaws of the Corporation (the Board of Directors of the Corporation, as provided in Section 3 of Article VII, shall have the authority to amend the Bylaws of the Corporation without the consent of the shareholders of the Corporation).

               Section 2. Liquidation Rights. Subject to preferences applicable to any outstanding shares of Preferred Stock, all distributions made or funds paid to the holders of Common Stock upon the occurrence of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation shall be made on the basis of the number of shares of Common Stock held by each of them. A consolidation or merger of the Corporation with or into another corporation or entity shall be regarded as a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 2 unless such consolidation or merger is not intended to effect a change in the ownership or control of the Corporation or of its assets and is not intended to alter materially the business or assets of the Corporation, including, by way of example and without limiting the generally of the foregoing: (i) a consolidation or merger which merely changes the identity, form or place of organization of the Corporation, or which is between or among the Corporation and any of its direct or indirect subsidiaries, or (ii) following such merger or consolidation, shareholders of the Corporation immediately prior to such event own not less than 51% of the voting power of such corporation immediately after such merger or consolidation on a pro rata basis.

               Section 3. Dividends. Dividends may be paid on the Common Stock as and when declared by the Board of Directors, subject to preferences applicable to any outstanding shares of Preferred Stock.

PART B:  PREFERRED STOCK

               The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is hereby authorized, within the limitations and restrictions

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stated in these Restated Articles of Incorporation, to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred
Stock, and the number of shares constituting any such series and the designation thereof, or any of them, and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.



                                      -2-
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                              RIDER TO ARTICLE VII

                                   ARTICLE VII

               1. Director Liability. A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. However, this provision does not eliminate or limit the liability of a director for any of the following:

                      (a) any breach of the director's duty of loyalty to the Corporation or its shareholders;

                      (b) any acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

                      (c) a violation of Section 551(1) of the Michigan Business Corporation Act, as amended (the "MBCA");

                      (d) a transaction from which the director derived an improper personal benefit; or

                      (e) an act or omission occurring before the date these Articles of Incorporation became effective in accordance with the pertinent provisions of the MBCA.

Any repeal, amendment or other modification of this Article VII shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal, amendment or other modification.

               If the MBCA is amended, after this Article becomes effective, to authorize corporate action further eliminating or limiting personal liability of directors, then the liability of directors shall be eliminated or limited to the fullest extent permitted by the MBCA as so amended.

               2. Control Share Acquisitions. Chapter 7B of the MBCA, known as the "Stacy, Bennett, and Randall shareholder equity act," does not apply to control share acquisitions of shares of the Corporation.

               3. Amendment of Bylaws. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter or repeal the Bylaws of the Corporation.